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                                                                    Exhibit 12.1

Triad Hospitals, Inc
Computation of Ratios of Earnings to Fixed Charges

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
                                                                      For the Years Ended December 31,
                                                             2000      1999        1998        1997       1996
Earnings:
Income from continuing operations before
  minority interests and income taxes                      $  26.3   $ (112.4)   $ (113.9)   $ (14.7)   $ 127.3
Fixed charges, exclusive of capitalized interest              72.5       78.9        82.4       73.6       64.5
                                                           -----------------------------------------------------
Income as adjusted                                         $  98.8   $  (33.5)   $  (31.5)   $  58.9    $ 191.8
                                                           =====================================================

Fixed Charges:
Interest charged to expense                                $  62.2   $   67.7    $   68.9    $  60.5    $  52.0
Portion of rents representative of interest                   10.3       11.2        13.5       13.1       12.5
                                                              72.5       78.9        82.4       73.6       64.5
Interest expense included in cost of plant construction        1.7         -          1.7        0.4        0.6
                                                           -----------------------------------------------------
                                                           $  74.2   $   78.9    $   84.1    $  74.0    $  65.1
                                                           =====================================================

Ratios of Earnings to Fixed Charges                            1.3     (A)         (A)         (A)          3.0
                                                           =====================================================
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(A)  Triad's earnings were insufficient to cover fixed charges by $112.4 million, $115.6 million and $15.1 million for the year ended December 31,
     1999, 1998 and 1997, respectively